Exhibit 10.9

SUPPLEMENTAL INDENTURE

CONN’S, INC.,
THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
_______________________________

FIRST SUPPLEMENTAL INDENTURE
Dated as of September 10, 2015
to
Indenture
Dated as of July 1, 2014
7.250% Senior Notes due 2022

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 10, 2015, is by and among Conn’s, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to herein), and U.S. Bank National Association, as trustee (the “Trustee”).
WHEREAS, the Issuer, the Guarantors and the Trustee are parties to that certain Indenture dated as of July 1, 2014 (the “Indenture”), relating to the Issuer’s 7.250% Senior Notes due 2022 (the “Notes”);
WHEREAS, $250,000,000 aggregate principal amount of Notes are currently outstanding;
WHEREAS, Sections 9.01(a)(1) of the Indenture provides that, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture to cure any ambiguity, omission, defect or inconsistency;
WHEREAS, Section 9.01(a)(10) of the Indenture provides that, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the indenture to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum;
WHEREAS, the Issuer desires and has requested the Trustee to join with it and the Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Sections 9.01(a)(1) and 9.01(a)(10) of the Indenture;
WHEREAS, (1) the Issuer has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officers’ Certificate and an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Sections 9.01(b) and 12.04 of the Indenture and (2) the Issuer and the Guarantors have satisfied all other conditions required under Article 9 of the Indenture to enable the Issuer, the Guarantors and the Trustee to enter into this Supplemental Indenture.
NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE I
AMENDMENTS TO INDENTURE AND NOTES
Section 1.1    Amendment to Article 1. The first sentence of Section 4.07(b) of the Indenture excerpted below is hereby amended such that it shall read, with all revisions reflected below in blacklined format, as follows:
“(b)    The provisions of Section 4.07(a) will not prohibit:”

ARTICLE II
MISCELLANEOUS PROVISIONS
Section 2.1    Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.
Section 2.2    Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.
Section 2.3    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 2.4    Successors. All agreements of the Issuer and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
Section 2.5    Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) will be effective as delivery of a manually executed counterpart of this Supplemental Indenture.
Section 2.6    Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.
Section 2.7    Trustee Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.8    Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto.
Section 2.9     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

CONN’S, INC.
By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Executive Vice President and Chief Operating Officer

CAIAIR, INC., as Guarantor
By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: President and Chief Operating Officer

CAI CREDIT INSURANCE AGENCY, INC., as Guarantor
By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: President and Chief Operating Officer

CAI HOLDING CO., as Guarantor
By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Chief Operating Officer

CONN APPLIANCES, INC., as Guarantor
By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Executive Vice President and Chief Operating Officer

CONN CREDIT CORPORATION, INC., as Guarantor
By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Executive Vice President and Chief Operating Officer

CONN LENDING, LLC, as Guarantor
By:	/s/ Mary S. Stawikey
Name: Mary S. Stawikey
Title: President

CONN CREDIT I, LP, as Guarantor By: Conn Credit Corporation, Inc., its sole general partner
By:	/s/ Michael J. Poppe
Name: Michael J. Poppe
Title: Executive Vice President and Chief Operating Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Mauri J. Cowen
Name: Mauri J. Cowen
Title: Vice President